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                                                                    Exhibit 4.12


                              CONSULTING AGREEMENT
                              --------------------

         THIS CONSULTING AGREEMENT (the "Agreement") entered into this 11th day of November, 1996, by and between SECURFONE AMERICA, INC., a Delaware corporation (hereinafter referred to as the "Company"), and AL JUGO, an individual ("Consultant").

                                    RECITALS:

         WHEREAS, the Company is engaged in the wireless communications industry and in the debit or prepaid cellular business industry (the "Company Business");

         WHEREAS, Consultant has experience, knowledge and expertise related to one or more facets of the Company Business;

         WHEREAS, the Company desires to engage Consultant to perform various consulting services as an independent contractor;

         WHEREAS, Consultant has indicated to the Company a desire and willingness to undertake an engagement as a consultant for the Company, upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, promises and representations contained herein, the parties hereby agree as follows:

         1. ENGAGEMENT. The Company does hereby engage Consultant, and Consultant does hereby accept the engagement, to use Consultant's best efforts in the furtherance of the following assignments: (i) to oversee network design and implementation, (ii) to oversee indirect and direct sales, and (iii) to serve as a liaison between the Company and carriers.

         2. DUTIES. Consultant's duties hereunder shall be to engage in such activities as will most efficiently accomplish the engagement described in paragraph 1 above.

         3. TERM. The term of this Agreement shall extend from October 15, 1996 through December 31, 1996.

         4. COMPENSATION. The Company agrees to pay, as full compensation for Consultant's labors, efforts, services, covenants and agreements provided for herein, including any covenants of confidentiality and noncompetition, consulting fees at the rate of Eight Thousand Five Hundred Dollars ($8,500) per month during the term.

         5.       INDEPENDENT CONTRACTOR.

                  (a) The parties mutually acknowledge that Consultant is not an employee of the Company for any purpose whatsoever, but is and shall be at all times an independent



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contractor. The Company shall not have control over Consultant as to the location of Consultant's place of business, the employment of its personnel, or the manner or means of its performance of its duties and responsibilities hereunder (except as specifically provided in this Agreement).

                  (b) As an independent contractor, all overhead expenses for the operation of Consultant's activities, including, without limitation, insurance, employees (including the withholding and payment of all applicable taxes with respect to employees), office rent, supplies, lights, stenographic and clerical assistance, telephone, facsimile and telegrams, agency licenses and taxes, etc. shall be borne by Consultant. The Company will provide the Consultant with a cellular phone and will also reimburse the Consultant for any other expenses incurred by the Consultant when conducting business on behalf of the Company.

                  (c) Consultant is not authorized to enter into any agreements in the name of the Company.

         6. COVENANTS OF CONSULTANT. Consultant covenants and agrees as follows:

                  (a) Employee agrees to retain in strictest confidence, and not use for the benefit of himself or others (except in connection with the business and affairs of the Company) any and all information learned by Consultant in connection with his employment at the Company, including without limitation, information which is proprietary to the Company, is retained in confidence by the Company, is treated as confidential information by the Company, constitutes a trade secret of the Company, and/or which, by its nature, is sufficiently sensitive that it should be deemed to be confidential.

                  (b) Consultant agrees that for a period of two (2) years following the termination of his engagement hereunder, he will not, directly or indirectly, contact or solicit any person or entity which was a customer of the Company with which he worked during his engagement, or which Consultant solicited on behalf of the Company, for the purpose of inducing such person or entity to become a customer of a cellular/wireless or paging provider which competes with the Company. Further, Consultant agrees that he will not provide information to third parties which will enable them to accomplish indirectly what the terms of this Agreement prohibit Consultant from doing directly.

                  (c) Consultant further agrees that, to the extent the Company has, in the ordinary course of its business, entered into contracts with other entities which subject the Company to non-disclosure requirements and covenants not to compete which provide, by their terms, an intent to bind employees of the Company, Consultant shall honor such provisions to the extent that they are applicable to employees of the Company, so long as and to the extent that he has knowledge of their existence.

                  (d) It is understood that the Company is a part of a group of "affiliated" companies and that from time to time Consultant may perform services for these affiliated companies and be compensated therefor. To the extent Consultant performs such sevices for

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affiliated companies, the rights of Consultant and the affiliated company shall be subject to the terms and provisions of this Agreement, unless a separate written agreement exists between the affiliated company and Consultant with respect to such work.

         7.       TERMINATION.

                  (a) TERMINATION BY EITHER PARTY. Either party shall have the right to terminate this Agreement if the other party is in breach or in default in the performance of any of the terms, obligations, covenants, representations or warranties under this Agreement which breach or default has not been waived in writing by the non-defaulting party.

                  (b) EFFECT of TERMINATION. Upon the expiration of this Agreement, or its termination for any reason: (i) Consultant shall immediately thereupon cease and desist from acting on behalf of the Company in any manner whatsoever; (ii) Consultant shall return to the Company any documents, forms, written information, or other data provided by the Company to Consultant during the course and operation of this Agreement, including both Confidential Information and information which is not confidential; and (iii) the termination shall not affect any financial obligations of either party to the other with respect to obligations incurred prior to the date of termination.

         8. NON-ASSIGNMENT. This Agreement is a personal services contract and it is expressly agreed that the rights and interests of Consultant and the Company hereunder may not be sold, transferred, assigned, pledged or hypothecated; provided, however that the Company may assign its rights and obligation hereunder to its parent company, wholly-owned subsidiary or affiliate of the Company, whether presently existing or formed after the date hereof.

         9. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, agents and successors.

         10. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         11. REMEDIES CUMULATIVE; NO WAIVER. All remedies specified herein or otherwise available shall be cumulative and in addition to any and every other remedy provided hereunder or now or hereafter available. No waiver or failure (intentional or unintentional) to act with respect to any breach or default hereunder shall be deemed to be a waiver with respect to any subsequent breach or default, whether of a similar or different nature.

         12. NOTICES. Whenever written notice is required herein, such notice shall be given by registered or certified mail, return receipt requested, as follows:

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                  (a)      As to the Company:     SecurFone America, Inc.
                                                  Attn: President
                                                  14 East Main Street
                                                  Somerville, NJ 08876

                  (b)      As to Consultant:      Mr. Al Jugo
                                                  428 Sevilla Avenue
                                                  Coral Gables, FL 33134

                  (c) Nothing herein shall preclude or prevent the parties from designating any additional or other persons or entities to whom notice is to be given, provided written notification of such designation is first given to the other party in the manner described in this paragraph.

         13. GOVERNING LAW. This Agreement and all provisions hereunder shall be governed by and construed in accordance with the substantive law of the State of Delaware and shall, for all purposes, be deemed to have been entered into in the State of Delaware.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         15. AMENDMENT. This Agreement may not be changed orally, but may be amended, superseded, canceled or modified, and the terms hereof may be waived, only by an instrument in writing signed by each of the parties, or, in the case of a waiver, signed by the party against whom enforcement of such waiver is being sought.

         16. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Company and Consultant with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereof.

         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement in duplicate original on the date and year first set forth above.


                                            SECURFONE AMERICA, INC.

                                            By: /s/ William P. Steuber II
                                                ------------------------------
                                            Its: CEO / President
                                                ------------------------------

                                            /s/ Alfonso Jugo
                                            AL JUGO

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